UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2017

AMPLIFY SNACK BRANDS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-37530	47-1254894
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 West 5th Street, Suite 1350 Austin, Texas	78701
(Address of principal executive offices)	(Zip code)

(512) 600-9893

(Registrant’s telephone number including area code)

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On December 17, 2017, Amplify Snack Brands, Inc., a Delaware corporation (“Amplify” or the “Company”), The Hershey Company, a Delaware corporation (“Hershey”), and Alphabet Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Hershey (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Acquisition Sub will commence a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) at a price per share equal to $12.00, net to the seller in cash, without interest (the “Offer Price”), subject to any withholding of taxes required by applicable law.

The obligation of Acquisition Sub to consummate the Offer is subject to customary conditions, including, among others, (i) there being validly tendered and not validly withdrawn prior to the expiration of the Offer a number of shares of Common Stock that, considered together with all other shares of Common Stock (if any) owned by Hershey and its subsidiaries, comprise at least a majority of the shares of Common Stock, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) the absence of any law or order prohibiting the consummation of the Offer or the Merger (as defined below) and (iv) the accuracy of representations and warranties and compliance with covenants.

The Merger Agreement provides that, following the consummation of the Offer and subject to the terms and conditions of the Merger Agreement, Acquisition Sub will merge with and into the Company pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with the Company being the surviving corporation (the “Merger”). At the effective time of the Merger, each share of Common Stock (other than (i) shares of Common Stock held by the Company (or held in the Company’s treasury), (ii) shares of Common Stock held by Hershey, Acquisition Sub, or any other direct or indirect wholly owned subsidiary of Hershey and (ii) shares of Common Stock held by stockholders who have properly exercised their demands for appraisal of such shares of Common Stock in accordance with the DGCL and have neither withdrawn nor lost such rights prior to the effective time, will be converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to any required tax withholding.

At the Effective Time, all outstanding Company stock options, restricted stock units, and restricted stock (in each case, whether vested or unvested) that are outstanding immediately prior to the Effective Time shall, immediately prior to the Effective Time, be cancelled in exchange for the right to receive the merger consideration (without interest) with respect to the number of shares of Common Stock underlying the applicable award, less applicable withholding taxes, and less the applicable exercise price for Company stock options.

The Merger Agreement may be terminated under certain circumstances, including in specified circumstances in connection with an Acquisition Proposal that the board of directors of the Company determines constitutes a Superior Proposal (each as defined in the Merger Agreement). Upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to pay Hershey a termination fee of approximately $31.4 million.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. It is not intended to provide any other factual information about Hershey, Acquisition Sub or the Company, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement. The Merger Agreement and this summary should not be relied upon as disclosure about Hershey or the Company. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Hershey, Acquisition Sub, the Company or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Support Agreement

Concurrent with the execution and delivery of the Merger Agreement, on December 17, 2017, each director, certain executive officers of the Company and certain affiliates of TA Associates Management, LP entered into support agreements (the “Support Agreements”) with Hershey and Acquisition Sub, pursuant to which each such director, executive officer and significant stockholder agreed, among other things, to tender his, her or its shares of Common Stock pursuant to the Offer. Shares of Common Stock held by these directors, executive officers and significant stockholders represent, in the aggregate, approximately 57% of the shares of Common Stock outstanding on the date of the Merger Agreement. The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, a copy of which is filed as Exhibit 99.1 hereto and is hereby incorporated into this Current Report on Form 8-K by reference.

Item 5.02. Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Christenson Bonus

Pursuant to the Employment Agreement entered into by and between Gregory S. Christenson and the Company, dated July 31, 2017, as amended effective September 11, 2017, Mr. Christenson would have been entitled to receive a one-time retention bonus equal to one hundred thousand dollars (the “Christenson Retention Bonus”), payable on the Company’s first payroll date following the earliest of (i) March 12, 2018, subject to his continuous employment with the Company through such date; (ii) a termination by the Company without cause that occurs prior to March 12, 2018; (iii) a termination by Mr. Christenson for good reason that occurs prior to March 12, 2018; and (iv) the closing of a change in control that occurs prior to March 12, 2018. On December 17, 2017, the Compensation Committee of the Company’s Board of Directors approved the acceleration of the payment of the Christenson Retention Bonus to a date not later than December 31, 2017.

Item 8.01. Other Events.

On December 18, 2017, Hershey and the Company issued a joint press release announcing their entry into the Merger Agreement, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and included by reference herein.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

(d) Exhibits.

2.1*	Agreement and Plan of Merger, dated as of December 17, 2017, by and among The Hershey Company, Alphabet Merger Sub, Inc. and Amplify Snack Brands, Inc.**

99.1	Form of Support Agreement**

99.2	Joint Press Release issued on December 18, 2017 by Amplify Snack Brands, Inc. and Hershey**

*	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Amplify hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that Amplify may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any exhibits or schedules so furnished. A list identifying the contents of all omitted exhibits and schedules can be found in Exhibit 2.1.

**	Furnished herewith.

Forward Looking Statements

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion of the proposed transaction identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, we are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including the risks and uncertainties discussed in the Company’s filings with the SEC, in particular the factors discussed in detail in the “Risk Factors” sections contained in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, the tender offer documents to be filed by Hershey and Acquisition Sub, and the Solicitation/Recommendation Statement to be filed by the Company, as well as, among other things: (1) the ability to obtain requisite regulatory approvals required to complete the proposed transaction with Hershey, (2) the satisfaction of the conditions to the consummation of the proposed transaction, (3) the timing of the completion of the proposed transaction, (4) the potential impact of the announcement or consummation of the proposed transaction on our relationships, including with employees, suppliers and customers, and (5) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability.

Additional Information and Where to Find It

The tender offer referred to in this document has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Hershey and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, Hershey and its acquisition subsidiary will cause to be filed a tender offer statement on Schedule TO with the SEC, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY THE COMPANY’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the solicitation/recommendation statement will be mailed to the Company’s stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of the Company by accessing Amplify Snack Brands, Inc.’s website at https://amplifysnackbrands.com or upon written request to Amplify Snack Brands, Inc., 500 W. 5th Street, Suite 1350, Austin, TX 78701. In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov, upon filing with the SEC.

THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPLIFY SNACK BRANDS, INC.

By:	/s/ Thomas C. Ennis

Name:	Thomas C. Ennis
Title:	President and Chief Executive Officer

Dated: December 18, 2017